UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2022
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BALLY'S CORPORATION

Delaware	001-38850	20-0904604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Westminster Street
Providence	RI	02903
(Address of Principal Executive Offices and Zip Code)
________________________
(401) 475-8474
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	BALY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stephen Capp informed Bally’s Corporation (“Bally’s”) that he would resign as Executive Vice President and Chief Financial Officer to pursue other interests and opportunities. Mr. Capp will continue to support the business through the end of April. The resignation was not the result of any disagreement with Bally’s.

In connection with Mr. Capp’s resignation, on March 11, 2022, Bally’s entered into a separation agreement with Mr. Capp. The separation agreement provides that Mr. Capp will receive $275,000 and 4,270 of Mr. Capp’s unvested restricted stock units and 4,270 of Mr. Capp’s unvested performance share units will vest on April 30, 2022. Bally’s also reduced Mr. Capp’s non-competition period from twelve to six months. The separation agreement is attached as Exhibit 10.1.

On March 11, 2022, Bally’s appointed Robert Lavan, age 39, as Bally’s Executive Vice President and Chief Financial Officer. Mr. Lavan has been Senior Vice President, Finance & Investor Relations of Bally’s since May 2021. In this role, he led the acquisition, financing and integration of Gamesys, as well as the internal and external reporting processes. Prior to joining Bally’s, Mr. Lavan was Chief Financial Officer of NYSE listed Turning Point Brands where he executed on multiple international acquisitions, complex systems integration and streamlining reporting analytics. Prior to Turning Point Brands, he was Chief Financial Officer of General Wireless Operations and held various analyst and portfolio manager roles on Wall Street. Mr. Lavan has a B.S. in Engineering from the University of Pennsylvania.

Mr. Lavan has entered into an employment agreement with Bally’s under which Mr. Lavan’s annual compensation will consist of a base salary of $525,000, which will be adjusted annually, and a potential target bonus of 100% of base salary. Upon appointment, Mr. Lavan received an equity award of 30,313 Restricted Stock Units and 30,313 Performance Stock Units under Bally’s 2021 Equity Incentive Plan vesting annually over three years. Mr. Lavan will be eligible to receive annual equity grants in form and amounts to be determined by the compensation committee of Bally’s board of directors. Mr. Lavan’s employment agreement is attached as Exhibit 10.2.

Mr. Lavan’s appointment as Bally’s Executive Vice President and Chief Financial Officer is subject to receipt of customary regulatory approvals.

Item 8.01    Other Events

On March 14, 2022, Bally’s published a press release announcing Mr. Lavan’s appointment as Executive Vice President and Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits
The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Separation Agreement and Release, dated March 11, 2022 by and between Bally's Corporation and Stephen Capp
10.2	Employment Agreement, dated March 11, 2022, by and between Bally's Corporation and Robert Lavan
99.1	Press Release dated March 14, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY'S CORPORATION
By:	/s/ Craig Eaton
Name:	Craig Eaton
Title:	Executive Vice President, General Counsel Retail and Bally's Corporate

Date: March 14, 2022